Exhibit 10.35


                           UNITED NATURAL FOODS, INC.

                           2004 EQUITY INCENTIVE PLAN

                            RESTRICTED UNIT AGREEMENT


            This Restricted Unit Agreement (this "Agreement") effective as of _____________, 20__, between United Natural Foods, Inc. (the "Company") and
___________________ ("Participant"), who is an employee, consultant, or non-employee director of the Company or a Subsidiary, evidences the award of Restricted Units to the Participant under the United Natural Foods, Inc. 2004 Equity Incentive Plan (the "Plan").

            In consideration of services rendered and agreed to be rendered, the Company makes this Award of Restricted Units to the Participant named in the first sentence of this Agreement. This Agreement and the issuance or transfer of shares of the Company's common stock are conditioned on the following terms:

      1. Definitions.

            All capitalized terms that are not otherwise defined in this Agreement shall have the meanings set forth in the Plan.

            (a) Grant Date means _________________, 20__ [same date as introductory paragraph]

            (b) Participant, solely for purposes of this Agreement, means the employee, consultant or non-employee director designated above.

            (c) Restricted Unit means a right to receive payment in Shares or cash (as determined by the Committee) following the expiration of the Restriction Period.

            (d) Restriction Period means the period commencing upon grant of Restricted Units in accordance with Section 2 of this Agreement and ending on the date provided under Section 3 of this Agreement.

            (e) Shares means Shares, as defined in Section 2(w) of the Plan, issued pursuant to this Agreement.

            (f) Unvested Restricted Units means Restricted Units granted pursuant to Section 2 of this Agreement as to which the Restriction Period has not expired under Section 3 of this Agreement.

      2. Grant of Restricted Units.

            The Company hereby grants to the Participant, subject to the terms and conditions set forth in this Agreement and in the Plan, _____ Restricted Units, with a cash value equal to the Fair Market Value of an equivalent number of Shares. A Restricted Unit does not represent an equity interest in the Company and carries no voting or dividend rights.

      3. Restriction Period.

            (a) The Restriction Period under this Agreement shall expire, with respect to the number or percentage of Restricted Units designated in the schedule below, at the close of business on the dates enumerated in the schedule below [or, if earlier, upon the death or disability (as defined in Section 14(a) of the Plan) of the Participant][and shall not expire earlier than such dates as a result of death or disability (as defined in Section 14(a) of the Plan) of the Participant].

                                           Number or Percentage of Restricted
                                           Units As To Which Restrictions
            Date                           Lapse on This Date
            ----                           ------------------

      _________________                    _________________________

      _________________                    _________________________

      _________________                    _________________________

            (b) The Restriction Period for any tranche of Restricted Units included in an Award [shall][shall not] be deemed to expire if, within twelve months after the Company obtains actual knowledge that a Change in Control has occurred, a Participant's employment with the Company and its Subsidiaries ceases for any reason. (See Section 14(c) of the Plan.)

             (c) If the Participant ceases to be employed by the Company or a Subsidiary or otherwise separates from service under circumstances not described in Sections 3(a) or 3(b), all then-Unvested Restricted Units shall be canceled immediately, and shall not be payable, except to the extent the Committee decides otherwise.

      4. Payment. No later than 2 1/2 months after the end of the calendar year in which the restrictions lapse with respect to a tranche of Restricted Units, the Company shall [pay][issue] to the Participant or his Beneficiary (if the Participant dies before payment or this Agreement provides for immediate vesting of Unvested Restricted Units upon the Participant's death) [cash equal to the Fair Market Value of an equivalent number of Shares][one Share for each Restricted Unit in such tranche].

      5. Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the grant to the Participant of the Restricted Units or the issuance to the Participant or his Beneficiary of Shares in accordance with
Section 4 of this Agreement, and to require that the Company be paid the amount of any federal, state, or local taxes required by law to be withheld.


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

      6. Amendment. The Committee may in its sole discretion amend, modify, or terminate this Agreement, including, but not limited to, substituting therefor another Award of the same or a different type or changing the Restriction Period. Except as otherwise provided in the Plan or in this Agreement or as necessary to conform this Agreement to mandatory provisions of applicable federal or state laws, regulations, or rulings, or section 409A of the Code, the Committee shall obtain the Participant's consent before it amends this Agreement in a manner that significantly reduces the Participant's rights or benefits under this Agreement.

      7. Determinations by Committee. Determinations by the Committee shall be final, binding and conclusive with respect to the interpretation of the Plan and this Agreement.

      8. Provisions of the Plan. This grant is subject to the provisions of the Plan, which is incorporated into this Agreement by reference and a copy of which is furnished to the Participant with this Agreement.

      9. Notices and Payments. Any notice required or permitted to be given to the Participant under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail with postage and fees prepaid. Any notice or communication required or permitted to be given to the Company under this Agreement shall be in writing and shall be deemed effective only upon receipt by the Secretary of the Company at the Company's principal office.

      10. Waiver. The waiver by the Company of any provision of this Agreement at any time or for any purpose shall not operate as or be construed to be a waiver of the same or any other provision of this Agreement at any subsequent time or for any other purpose.

      11. Governing Law. The validity and construction of this Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of this Agreement to the substantive law of another jurisdiction.

                        [SIGNATURES APPEAR ON NEXT PAGE.]


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

            IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer of the Company, and the Participant has accepted and signed this Agreement, all on the day and year first mentioned above.

                                    UNITED NATURAL FOODS, INC.

                              By: ____________________________________

                              Title: _________________________________

                              Date: __________________________________


_________________________________   __________________________________
Participant                         Date


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